                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


Name                                                        Jurisdiction          D/B/A
----                                                        ------------          -----
Fuisz International Holdings Limited                        Ireland               Fuisz International Holdings
                                                                                  Limited

Fuisz International Limited                                 Ireland               Fuisz International Limited

Fuisz International Bermuda Limited                         Bermuda               Fuisz International Bermuda
                                                                                  Limited

Fuisz Ireland Limited                                       Ireland               Fuisz Ireland Limited

Fuisz Technologies (Ireland) Limited                        Ireland               Fuisz Technologies (Ireland)
                                                                                  Limited

Laboratoires Murat                                          France                Laboratoires Murat

Pangea Ltd.                                                 United States         Pangea Ltd.

Clonmel Healthcare Limited                                  Ireland               Clonmel Healthcare Limited

Istoria Farmaceutici                                        Italy                 Istoria Farmaceutici

Dr. Rentschler GmbH & Co. Medizin KG                        Germany               Fuisz Pharma KG

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